EXHIBIT 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 9, 1999 relating to the financial statements and financial statement schedules, which appears in ITT Educational Services, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.


/s/ PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP
Indianapolis, Indiana
August 10, 1999